Exhibit 10.13

Posting Version 10/13/16

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) is made and entered into as of October 20, 2016, by and among ALTRA INDUSTRIAL MOTION CORP., a Delaware corporation (the “Company”), ALTRA INDUSTRIAL MOTION NETHERLANDS B.V., a private company with limited liability, incorporated and existing under the laws of the Netherlands  (“Altra B.V.”) any other Designated Borrower as of the date hereof (together with the Company, collectively, the “Borrowers”), the Subsidiary Guarantors as of the date hereof, JPMORGAN CHASE BANK, N.A., as Administrative Agent, as Joint Lead Arranger and Joint Bookrunner, WELLS FARGO BANK, N.A., as Joint Lead Arranger and Joint Bookrunner, KEYBANK NATIONAL ASSOCIATION, as Joint Lead Arranger and Joint Bookrunner, certain lender parties signatory hereto (each, an “Increase Lender” and collectively the “Increase Lenders”), and certain Lenders constituting Required Lenders as of the date hereof.

RECITALS

WHEREAS, the Borrowers are party to that certain Second Amended and Restated Credit Agreement, dated as of October 22, 2015 (as the same may be amended and in effect from time to time, the “Credit Agreement”), among the Borrowers, the Lenders from time to time party thereto and the Administrative Agent;

WHEREAS, the Company and/or its designated Subsidiary or Subsidiaries intends to acquire “Samoa” from “Grenada” (the “Project Fiji Acquisition”), as further described in the Joinder to Non-Disclosure Agreement dated September 9, 2016 signed by the Administrative Agent, pursuant to that certain Initial Agreement, with Grenada and other applicable parties, to be dated on or about October 20, 2016 (together with the acquisition agreement to be entered into after the date hereof in connection with the Initial Agreement and all exhibits, schedules and disclosure letters thereto, the “Acquisition Agreement”);

WHEREAS, Section 2.21 of the Credit Agreement provides that the Company may request, upon notice to the Administrative Agent and satisfaction of the conditions set forth in Section 2.21(b) of the Credit Agreement, that the Revolving Commitments made under the Credit Agreement be increased by an aggregate amount of up to $75,000,000;

WHEREAS, the Company has requested that (ii) the Revolving Commitments made under the Credit Agreement be increased by an aggregate amount equal to $75,000,000 (the “Revolver Increase”), so that after giving effect to the Increase, the aggregate Revolving Commitments equal $425,000,000, and (ii) after giving effect to the Revolver Increase, the amount of such increase does not reduce the amount of further, future increases of future Revolving Commitments and Incremental Term Loans authorized under Section 2.21(a) of the Credit Agreement and Increments below $150,000,000;

WHEREAS, each Increase Lender has agreed to make available that portion of the Revolver Increase in the amounts set forth beside such Increase Lender’s name on Annex 1 attached hereto;

WHEREAS, an updated Schedule 2.01, after giving effect to the Revolver Increase, is attached hereto as Annex 2;

WHEREAS, the Borrowers have requested that certain Lenders constituting Required Lenders agree, and certain Lenders constituting Required Lenders under the terms of the Credit Agreement have agreed, on the terms and subject to the conditions set forth herein, to make certain amendments to the Credit Agreement; and

WHEREAS, the Administrative Agent is willing to give effect to the Revolver Increase and make certain amendments to the Credit Agreements provided that the Borrowers, the Administrative Agent, the Lenders constituting Required Lenders and the Increase Lenders enter into this First Amendment;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Definitions; Loan Document.  Capitalized terms used in this First Amendment without definition shall have the meaning assigned to such terms in the Credit Agreement.  This First Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2.Funding of Revolver Increase.  Pursuant to Section 2.21 of the Credit Agreement, each Increase Lender hereby agrees to fund, and make one or more Revolving Loans in immediately available funds as the Administrative Agent shall determine, to the Borrowers in one or more Agreed Currencies on or after the Increase Effective Date (as defined below), in each case in an aggregate principal amount equal to that portion of the Revolver Increase set forth beside such Increase Lender’s name on Annex 1 attached hereto , with each Lender (including each Increase Lender) having the resulting Revolving Commitment, Applicable Percentage set forth on the new Schedule 2.01 attached hereto as Annex 2 and portion (including each Increase Lender) of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans.  Each Increase Lender will enter into (i) an Increasing Lender Supplement in substantially the form attached to the Credit Agreement as Exhibit D in connection with the Revolver Increase (each an “Increasing Lender Agreement”) or (ii) an Augmenting Lender Supplement in substantially the form attached to the Credit Agreement as Exhibit E in connection with the Revolver Increase (each an “Augmenting Lender Agreement”).  After giving effect to the Revolver Increase, the amount of the Revolver Increase does not reduce the amount of further, future increases of the Revolving Commitment and Term Loans authorized under Section 2.21(a) of the Credit Agreement below $150,000,000.

3.Amendments to Section 1.01 (Defined Terms) of the Credit Agreement.  Section 1.01 of the Credit Agreement is hereby amended as follows:

a.New Definitions.  Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in alphabetical order:

““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.”

““Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.”

““Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time.”

““Consolidated Senior Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Senior Funded Debt as of such to (b) Consolidated EBITDA for the Reference Period ended on such date.”

““Consolidated Total Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Total Funded Debt as of such date to (b) Consolidated EBITDA for the Reference Period ended on such date.”

““EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.”

““EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.”

““EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.”

““EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.”

““Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”

b.Amendments to Definitions.  Section 1.01 of the Credit Agreement is hereby amended by:

i.Deleting the definitions of “Consolidated Senior Net Leverage Ratio” and “Consolidated Total Net Leverage Ratio”.

ii.Replacing every use of the defined term “Consolidated Senior Net Leverage Ratio” with the term “Consolidated Senior Leverage Ratio”, and by replacing every use of the defined term “Consolidated Total Net Leverage Ratio” with the term “Consolidated Total Leverage Ratio”.  Each Loan Document and Exhibit using such defined terms shall also be deemed amended accordingly.

iii.Amending subclause (d) of the definition of “Defaulting Lender” by replacing the words “Bankruptcy Event” with the following:  “(A) Bankruptcy Event or (B) a Bail-In Action”.

iv.Amending and restating the definition of “Multicurrency Sublimit” in its entirety to read as follows:

““Multicurrency Sublimit” means $250,000,000.”

4.Amendment to Section 2.05 (Swingline Loans) of the Credit Agreement.  Section 2.05 of the Credit Agreement is hereby amended by adding new subclauses (d) and (e) thereof to read as follows:

“(d)Any Swingline Lender may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender.  The Administrative Agent shall notify the Lenders of any such replacement of a Swingline Lender.  At the time any such replacement shall become effective, the Borrowers shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a).  From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require.  After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(e)Subject to the prior appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrowers and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.05(d) above.”

5.Amendment to Section 2.06 (Letters of Credit) of the Credit Agreement.  Section 2.06(i) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:  “Subject to the prior appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrowers and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with this Section 2.06(i).”

6.Amendment to add new Section 3.20 (EEA Financial Institutions) of the Credit Agreement.  The Credit Agreement is hereby amended by adding a new Section 3.20 to read as follows:

“SECTION 3.20.   EEA Financial Institutions.  No Loan Party is an EEA Financial Institution.”

7.Amendment to Section 6.04 (Investments, Loans, Advances, Guarantees and Acquisitions) of the Credit Agreement.  Section 6.04(k) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(k)Acquisition of any Subsidiary by the Company or any Subsidiary permitted under Section 6.03, and any Permitted Acquisitions, and any Investments made by any Loan Party in or to any Subsidiaries in support or furtherance of Permitted Acquisitions;”

8.Amendments to Section 6.09 (Financial Covenants) of the Credit Agreement.  Section 6.09 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“SECTION 6.09.  Financial Covenants.

(a)Consolidated Senior Leverage Ratio.  The Company will not permit the Consolidated Senior Leverage Ratio as of the last day of any Reference Period to be greater than 3.50:1.00.

(b)Consolidated Total Leverage Ratio.  The Company will not permit the Consolidated Total Leverage Ratio as of the last day of any Reference Period to be greater than 4.25:1.00.

(c)Consolidated Interest Coverage.  The Company will not permit the Consolidated Interest Coverage Ratio as of the last day of any Reference Period to be less than 3:50:1.00.”

9.Amendment to Article VIII (The Administrative Agent) of the Credit Agreement.  Article VIII of the Credit Agreement is hereby amended by adding a new paragraph at the end of Article VIII to read as follows:

“The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the

Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for  the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties  pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.”

10.Amendment to add new Section 9.20 (Acknowledgement and Consent to Bail-In of EEA Financial Institutions) of the Credit Agreement.  The Credit Agreement is hereby amended by adding a new Section 9.20 to read as follows:

“SECTION 9.20.  Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

11.Amendment of Schedule 2.01.   Schedule 2.01 to the Credit Agreement is hereby amended and restated to reflect the Lenders’ adjusted commitments and the increase in the Revolving Commitments, to read as set forth on Annex 2 attached hereto, after giving effect to the Revolver Increase and to certain reallocations of Revolving Commitments being made in connection with this First Amendment.

12.Approval of Project Fiji Transaction and related Investments.  The Project Fiji Acquisition is hereby approved as a Permitted Acquisition, and shall be deemed to be a Permitted Acquisition for all purposes of and under the Credit Agreement (as amended by this First Amendment), and the related Investments made in support of the Project Fiji Acquisition shall be deemed permitted under Section 6.04(k) of the Credit Agreement (as amended by this First Amendment).

13.No Waiver.  Nothing contained in this First Amendment shall be deemed to (i) constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing or to otherwise modify any provision of the Credit Agreement or any other Loan Document (except as a result of the amendments expressly set forth above in Paragraphs 3 through 11 of this First Amendment), or (ii) give rise to any defenses or counterclaims to the Administrative Agent’s or any of the Lenders’ right to compel payment of the Obligations when due or to otherwise enforce their respective rights and remedies under the Credit Agreement and the other Loan Documents.

14.Conditions to Effectiveness.  This First Amendment and all of the terms and provisions hereof shall be deemed to be effective as of the date on which each of the following conditions is satisfied (the “Increase Effective Date”), but in no event later than March 31, 2017 (the “Increase Availability Period”), subject to the execution and delivery of the following documents or other items, each in form and substance satisfactory to the Administrative Agent:

a.The Administrative Agent (or its counsel) shall have received from each party to the First Amendment either (i) a counterpart of the First Amendment signed on behalf of such Person or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or any other electronic transmission of a signed signature page of the First Amendment) that such Person has signed a counterpart of the First Amendment.

b.The Administrative Agent (or its counsel) shall have received one or more promissory notes issued in favor of each of the Increase Lenders reflecting their respective Revolving Commitments (the “New Notes”).

c.The Administrative Agent (or its counsel) shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization (which, for the Altra BV, shall include its deed of incorporation and latest articles of association), existence and good standing of each Loan Party, the authorization of the transactions and any other legal matters relating to the Loan Parties, the Loan Documents and the transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.  Notwithstanding the foregoing, with respect to each Loan Party that is a party to the Existing Credit Agreement, if such Loan Party has not amended, restated or otherwise modified its certificate of incorporation (or equivalent charter document) since the certified copy thereof that was provided in connection with the closing of the Existing Credit Agreement, then such Loan Party may provide a certification to that effect in lieu of obtaining new certified copy from the secretary of state (or equivalent office) of its jurisdiction of organization.

d.The Administrative Agent (or its counsel) shall have received an Augmenting Lender Agreement or Increasing Lender Agreement, as applicable, executed and delivered by each Increase Lender and the Company.

e.The Administrative Agent (or its counsel) shall have received a certificate, dated the Increase Effective Date and signed by a Financial Officer of the Company, certifying the following on and as of the Increase Effective Date (both before and immediately after giving effect to the Revolver Increase):  (i) the conditions set forth in Sections 2.21(b), 4.02(a) and 4.02(b) of the Credit Agreement are satisfied, (ii) the Company and the Subsidiaries, on a consolidated basis, are and will be Solvent, (iii) the Company is and will be in pro forma compliance with each financial covenant set forth in Section 6.09 of the Credit Agreement, as amended by this First Amendment (as demonstrated by supporting calculations and corresponding pro forma financial statements, in each case in form and substance satisfactory to the Administrative Agent, to be provided to the Increase Lenders and other Lenders), calculated in accordance with the requirements of Section 2.21 of the Credit Agreement (as amended by this First Amendment) and the requirements for Permitted Acquisitions, (iv) since December 31, 2015, there has been no event, development or circumstance that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and (v) after giving effect to the transactions to occur on such date, neither the Company nor its Subsidiaries shall have any material indebtedness other than the indebtedness permitted by the Credit Agreement.

f.The Administrative Agent (or its counsel) shall have received the favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Increase Effective Date) of Holland and Knight, as counsel for the Loan Parties, covering such matters relating to the Loan Parties and the First Amendment as the Administrative Agent may request and otherwise in form and substance satisfactory to the Administrative Agent.

g.The Administrative Agent, the Increase Lenders and the other Lenders shall have received all fees and other amounts due and payable on or prior to the Increase Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder, and including fees and expenses of counsel to the Administrative Agent.

h.The Administrative Agent, the Increase Lenders and the other Lenders shall have received (i) all documentation and other information reasonably requested by them under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and (ii) such other documents and instruments as are customary for transactions of this type or as they may reasonably request.

i.The Administrative Agent, the Increase Lenders and the other Lenders acknowledge that in addition to satisfaction of the above conditions, (a) this First Amendment shall not be effective and shall not amend the Credit Agreement unless and until the Company has provided the Administrative Agent with written notice that the conditions precedent to the closing of the Project Fiji Acquisition have been satisfied to the Company’s satisfaction and (b) the satisfaction of the foregoing conditions precedent will occur prior to the Company’s or Altra B.V.’s request for funding from the Revolving Commitments of all or a portion of the purchase price for the Project Fiji Acquisition.

15.Legal Fees.  The Company agrees to promptly pay, upon receiving an invoice therefor, all fees, charges and disbursements of Goulston & Storrs, PC, counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) incurred in connection with this First Amendment.

16.Ticking Fee.  The Company shall pay to the Administrative Agent for the account of each Increase Lender, a ticking fee (the “Ticking Fee”) equal to (i) (A) 0.30% (30 basis points) per annum, from the 45th day after the date of this First Amendment (the “Execution Date”) through and including the 119th day after the Execution Date, and (B) 2.00% (200 basis points) per annum, from and after the 120th day after the Execution Date, in each case, multiplied (ii) by the daily unused portion of each Increase Lender’s portion of the Revolver Increase, which Ticking Fee shall commence to accrue on the 45th day after the Execution Date and continue to accrue until the earlier of (x) the Increase Effective Date, (y) the termination or expiration of the new commitments in connection with the Revolver Increase, and (z) the expiration of the Increase Availability Period, and shall be due and payable monthly in arrears.

17.Representations and Warranties.  The Borrowers represent and warrant to the Administrative Agent and the Lenders as follows:

(a)The execution, delivery and performance of this First Amendment and the transactions contemplated hereby (i) are within each Loan Party’s corporate powers, (ii) have been duly authorized by all necessary corporate and, if required, stockholder action, (iii) been duly executed and delivered by each Loan Party, (iv) do not and will not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, (v) do not and will not violate any applicable law, rule or regulation of any Governmental Authority or any the charter, by-laws or other organizational documents of any Borrower or any Subsidiary, and (vi) do not and will not conflict with or result in any material breach or contravention of, or the creation of any material Lien under, or require any material payment to be made under (A) any material Contractual Obligation to which any Borrower or any Subsidiary is a party or affecting any Borrower or any Subsidiary or the properties of any Borrower or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Borrower or any Subsidiary or the properties of any Borrower or any of its Subsidiaries is subject.

(b)This First Amendment has been duly executed and delivered by each Loan Party that is party hereto and constitutes a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)The representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects (or in all respects if the applicable representation or warranty is already qualified by concepts of materiality) on and as of the date hereof, as though made on the date hereof.

(d)After giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing.

18.Ratification, etc.  Except as expressly amended by this First Amendment, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect.  This First Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this First Amendment.

19.Reaffirmation of Guarantee.  (a) Each Domestic Borrower hereby reaffirms its guarantee contained in Article X of the Credit Agreement of the payment when and as due of the Secured Obligations of each other Loan Party, and acknowledges and agrees that such guarantee is and shall remain in full force and effect after giving effect to this First Amendment.  (b) In addition, each Subsidiary Guarantor hereby reaffirms its guarantee contained in the Guarantee Agreement of the payment when and as due of all the Obligations and other obligations as provided in the Guarantee Agreement, and acknowledges and agrees that such guarantee is and shall remain in full force and effect after giving effect to this First Amendment.

20.GOVERNING LAW.  THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

21.Counterparts.  This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this First Amendment by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this First Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has duly executed this First Amendment to Credit Agreement as a sealed instrument as of the date first set forth above.

BORROWERS:

ALTRA INDUSTRIAL MOTION CORP.

By:	/s/ Todd Patriacca
Name: Todd Patriacca
Title: VP Finance, Corporate Controller, Treasurer

ALTRA INDUSTRIAL MOTION
NETHERLANDS B.V.

By:	/s/ J.P.V.G Visser
Name: J.P.V.G. Visser
Title:

By:	/s/ Carl R Christenson
Name: Carl R. Christenson
Title: Managing Director

Signature Pages to First Amendment to Credit Agreement (JPM/Altra Industrial Motion)

SUBSIDIARY GUARANTORS:

WARNER ELECTRIC INTERNATIONAL HOLDING, INC
BOSTON GEAR LLC
BAUER GEAR MOTOR LLC
WARNER ELECTRIC TECHNOLOGY LLC
INERTIA DYNAMICS, LLC
WARNER ELECTRIC LLC
AMERIDRIVES INTERNATIONAL, LLC
KILIAN MANUFACTURING CORPORATION
FORMSPRAG LLC
NUTTALL GEAR L L C
TB WOOD’S CORPORATION
TB WOOD’S INCORPORATED

By:	/s/ Todd Patriacca
Name:	Todd Patriacca
Title:	Treasurer

Signature Pages to First Amendment to Credit Agreement (JPM/Altra Industrial Motion)

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, as an increase Lender and as a Lender

By:	/s/ Peter M. Killea
Name: Peter M. Killea
Title: Executive Director

KEYBANK NATIONAL ASSOCIATION,
as an Increase Lender and as a Lender

By:	/s/ Brian P. Fox
Name: Brian P. Fox
Title: Senior Vice President

WELLS FARGO, N.A.,
as an Increase Lender and as a Lender

By:	/s/ Robert T. P. Storer
Name: Robert T. P. Storer
Title: Senior Vice President

Citibank, N.A,
as an Increase Lender and as a Lender

By:	/s/ Marina E. Grossi
Name: Marina E. Grossi
Title: Senior Vice President

Signature Pages to First Amendment to Credit Agreement (JPM/Altra Industrial Motion)

Citizens Bank, N.A.,
as an Increase Lender and as a Lender

By:	/s/ Elizabeth Aigler
Name: Elizabeth Aigler
Title: Officer

TD BANK, N.A.,
as an Increase Lender and as a Lender

By:	/s/ Alan Garson
Name: Alan Garson
Title: Senior Vice President

HSBC Bank USA, N.A.,
as an Increase Lender and as a Lender

By:	/s/ Zhiyan Zeng
Name: Zhiyan Zeng
Title: Vice President

PEOPLES UNITED BANK, N.A.,
as an Increase Lender and as a Lender

By:	/s/ Robert Hazard
Name: Robert Hazard
Title: Senior Vice President

Signature Pages to First Amendment to Credit Agreement (JPM/Altra Industrial Motion)

US Bank National Association,
as a Lender

By:	/s/ Kenneth R. Fieler
Name: Kenneth R. Fieler
Title: Vice President

WEBSTER BANK, N.A.,
as a Lender

By:	/s/ Raymond C. Hoefling
Name: Raymond C. Hoefling
Title: Senior Vice President

Signature Pages to First Amendment to Credit Agreement (JPM/Altra Industrial Motion)

Annex 1

Increase Lenders

Increase Lender	Revolving Commitment (Portion of Revolver Increase)
JPMorgan Chase Bank, N.A.	$13,000,000
Wells Fargo Bank, N.A.	$13,000,000
KeyBank National Association	$13,000,000
Citibank, N.A.	$8,000,000
Citizens Bank, N.A.	$8,000,000
TD Bank, N.A.	$8,000,000
HSBC Bank USA, N.A.	$4,000,000
Peoples United Bank, N.A.	$8,000,000

Annex 1 to First Amendment to Credit Agreement

Annex 2

Schedule 2.01

Revolving Commitments

Lender	Revolving Commitment	Applicable Percentage (Revolving Commitment)
JPMorgan Chase Bank, N.A.	$71,500,000	16.823529411%
Wells Fargo Bank, N.A.	$71,500,000	16.823529411%
KeyBank National Association	$71,500,000	16.823529411%
Citibank, N.A.	$39,500,000	9.294117647%
Citizens Bank, N.A.	$39,500,000	9.294117647%
TD Bank, N.A.	$39,500,000	9.294117647%
HSBC Bank USA, N.A.	$24,000,000	5.647058823%
Peoples United Bank, N.A.	$28,000,000	6.588235294%
US Bank National Association	$20,000,000	4.705882352%
Webster Bank, N.A.	$20,000,000	4.705882352%
Total	$425,000,000.00	100.00%

Annex 2 to First Amendment to Credit Agreement